UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Ingram Micro Inc.

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GSA and Federal Business Update

Paul Bay

Internal Memo – 2/19/16

Team –

Our internal legal counsel and the legal counsel retained in Washington DC to advise on our GSA schedule and Federal business have confirmed that the merger announced this week has no bearing on our standing as holders of a GSA schedule or any effect on any of our customers who hold their own GSA schedules and do business with Ingram Micro or Promark’s business and public sector teams. As a result, we expect no changes to our vendor or partner relationships.

In addition, neither Ingram Micro nor Promark hold contracts that require security clearance, nor do we sell products that require a security clearance. The products we sell through our GSA schedule and public sector businesses are entirely commercial in nature.

Our clear differentiation in this space is our two-tier GSA schedule model that we maintain to support our partner’s business, rather than directly benefit our own. We make it easier for partners of all types to serve the U.S. government, as well as State and local government teams.

We will continue to look for future opportunities to expand our partnerships with manufacturers and technology companies interested in doing business with our two-tier GSA schedule and enable solution provider partners who are interested in doing business with the Federal, State and local governments.

Finally, it’s important to note that upon the conclusion of the transaction, we expect that Ingram Micro will continue to operate as it has in the past, with no change to our management team or associates expected related to this merger. We also understand that there will be no changes made to our systems or to the integrity of our data. We also expect that Alain Monié will continue to lead as CEO and we will remain a Delaware corporation that is headquartered in Irvine, CA. Many companies in our industry are either owned outright or held by foreign nationals, such as China – Lenovo and Synnex – to name a few. We have been assured by the HNA Group that neither they nor Tianjin Tianhai have any direct ownership stake held by the PRC government. HNA Group was founded in 1993 and has grown from a local aviation transportation operator to a multinational conglomerate encompassing aviation, airport management, financial services, real estate, retail, tourism, transportation and logistics. They have a long and successful history of investing in and partnering with leading, well run brands to support and accelerate management’s strategic initiatives.

Please make a point today to reach out to our partners – both vendors and customers – who work with our public sector teams to assure them that we will continue to serve their business with the highest quality of standards and integrity now and upon the change of our ownership.

Respectfully,

Paul Bay

EVP and Chief Executive

U.S and Export

Ingram Micro Inc.

Additional Information

In connection with the proposed merger, Ingram Micro will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) from the “Investors” section of Ingram Micro’s website or by contacting Ingram Micro’s investor relations department via e-mail at damon.wright@ingrammicro.com.

Participants in the Solicitation

Ingram Micro and its directors, executive officers and other members of its management and employees as well as Tianjin Tianhai and the HNA Group and their respective directors and officers may be deemed to be participants in the solicitation of proxies from Ingram Micro’s stockholders with respect to the merger. Information about Ingram Micro’s directors and executive officers and their ownership of Ingram Micro’s common stock is set forth in the proxy statement for Ingram Micro’s 2015 Annual Meeting of Stockholders and Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Ingram Micro’s directors and executive officers in the merger, which may be different than those of Ingram Micro’s stockholders generally, by reading the proxy statement (when available) and other relevant documents regarding the merger, which will be filed with the SEC.

Cautionary Statement for the Purpose of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

The matters in this communication that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro’s business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: (1) changes in macro-economic and geopolitical conditions can affect our business and results of operations; (2) our acquisition and investment strategies may not produce the expected benefits, which may adversely affect results of operations; (3) we are dependent on a variety of information systems, which, if not properly functioning, and available, or if we experience system security breaches, data protection breaches or other cyber-attacks, could adversely disrupt our business and harm our reputation and net sales; (4) the validity, subsistence and enforceability of the patent portfolio that we currently hold or acquire may be challenged, and we have a risk of being involved in intellectual property disputes that could cause us to incur substantial costs, divert the efforts of management or require us to pay substantial damages or licensing fees;(5) failure to retain and recruit key personnel would harm our ability to meet key objectives; (6) we operate a global business that exposes us to risks associated with conducting business in multiple jurisdictions; (7) our failure to adequately adapt to industry changes could negatively impact our future operating results; (8) we continually experience intense competition across all markets for our products and services; (9) termination of a key supply or services agreement or a significant change in supplier terms or conditions of sale could negatively affect our operating margins, revenue or the level of capital required to fund our operations; (10) substantial defaults by our customers or the loss of significant customers could negatively impact our business, results of operations, financial condition or liquidity; (11) changes in, or interpretations of, tax rules and regulations, changes in the mix of our business amongst different tax jurisdictions, and deterioration of the performance of our business may adversely affect our effective income tax rates or operating margins and we may be required to pay additional taxes and/or tax assessments, as well as record valuation allowances relating to our deferred tax assets; (12) our goodwill and identifiable intangible assets could become impaired, which could reduce the value of our assets and reduce our net income in the year in which the write-off occurs; (13) changes in our credit rating or other market factors, such as adverse capital and credit market conditions or reductions in cash flow from operations may affect our ability to meet liquidity needs, reduce access to capital, and/or increase our costs of borrowing; (14) we cannot predict the outcome of litigation matters and other contingencies that we may be involved with from time to time; (15) Our failure to comply with the requirements of environmental regulations could adversely affect our business; (16) we face a variety of risks in our reliance on third-party service companies, including shipping companies, for the delivery of our products and outsourcing arrangements; (17) changes in accounting rules could adversely affect our future operating results; (18) our quarterly results have fluctuated significantly; (19) despite its global presence, Ingram Micro may fail to proactively identify and tap into emerging markets and geographies; (20) the possibility of our acquisition by Tianjin Tianhai / the HNA Group not being timely completed, if completed at all; and (21) prior to the completion of our acquisition by Tianjin Tianhai / the HNA Group, our business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with vendors, customers, licensees, other business partners or governmental entities, or retain key employees. We have historically instituted, and will continue to institute, changes to our strategies, operations and processes in an effort to address and mitigate risks; however, there are no assurances that Ingram Micro will be successful in these efforts. For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to our SEC filings, and specifically to Item 1A-Risk Factors, of our latest Annual Report on Form 10K.